                                                                   EXHIBIT 10.24

                                  ATM INVENTORY
                               PURCHASE AGREEMENT

         THIS ATM INVENTORY PURCHASE AGREEMENT (the "Agreement") is made the __ day of September, 2001 by and among TIDEL TECHNOLOGIES, INC., a Delaware corporation ("Tidel Technologies"), TIDEL ENGINEERING, L.P., a Delaware limited partnership ("Tidel Engineering") (Tidel Technologies and Tidel Engineering are hereinafter referred to collectively as "Tidel"), NCR CORPORATION, a Maryland corporation ("NCR") (NCR and Tidel are sometimes hereinafter referred to collectively as "Purchasers" and individually as a "Purchaser") and JRA222, Inc., a Delaware corporation d/b/a Credit Card Center ("Seller").

                                   Background

         Seller is engaged in the sale, distribution, servicing and operation of automated teller machines (ATMs") throughout the United States. Tidel and NCR are ATM manufacturers and have been suppliers of ATMs to Seller. Seller is currently a Debtor and a Debtor-in-possession in Case No. 01-18495(KJC) (the "Reorganization Case") under Chapter 11 of the United States Bankruptcy Code, as amended (the "Code") pending before the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "Bankruptcy Court").

         Each Purchaser is a creditor of Seller and, to secure the debt owed to it by Seller, has a valid and perfected security interest in, among other things, all of Seller's inventory of ATMs and ATM spare parts and supplies.

         On August 2, 2001, the Bankruptcy Court entered a certain Order Under 11 U.S.C. Sections 105 and 363 (I) Approving Bidding Procedures in Connection with the Proposed Sale of Certain or All of the Debtor's Assets, (II) Scheduling a Hearing Date, Auction Date and Bidding Deadline in Connection with the Asset Sale and (III) Approving Form and Manner of Notice Thereof (the "Bidding Procedures Order") and, pursuant thereto, bids were submitted on August 22, 2001 and an auction was conducted on August 23, 2001. At such auction, Purchasers submitted a joint bid to acquire the Purchased Assets (as hereinafter defined) together with the form of this Agreement, and such bid was accepted by Seller. Hearings to approve this Agreement and related bid and transactions were held on August 24, 2001 and continued on September 5 and 7, 2001.

         Seller desires to sell, and Purchasers desire to purchase, such Purchased Assets as hereinafter defined, all subject to the approval of the Bankruptcy Court pursuant to Sections 105, 363 and 365 of the Code and under and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:




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                                    ARTICLE I
                     PURCHASE AND SALE OF CERTAIN INVENTORY

         1.1 Purchased Inventory. (a) Subject to the terms, conditions and exclusions set forth in this Agreement, and except as otherwise provided in
Section 1.2 of this Agreement, and pursuant to sections 363(b) and (f) and 365 of the Bankruptcy Code, Seller will sell to Purchasers (pursuant to one or more separate bills of sale as Purchasers may direct), and Purchasers will purchase, acquire and accept from Seller (if the cross assignments contemplated by Article
6.6 of this Agreement are made, each Purchaser acting severally and separately), free and clear of all mortgages, pledges, liens, charges, equities, encumbrances, defects in title, security interests, hypothecations, assessments, easements, encroachments, consents, claims, options, reservations, restrictions, condemnation proceedings, burdens or conflicts of all kinds, all of Seller's right, title and interest in all inventory of ATMs, whether new or used, operable or inoperable, cannibalized or otherwise existing on the Closing Date (as hereafter defined), wherever located, together with any and all manuals and technical documentation, marketing materials, software storage media (wherever located including, without limitation, diskettes containing software originally delivered to Seller with such machines which have been removed by Seller and are separately stored), supplies, spare parts, parts, toolings, packaging materials and pallets and other personality related to any of the foregoing, and all rights, claims, causes of action and warranties with respect to any of the foregoing inventory, parts and software ("Intangibles" and collectively, the "Purchased Assets"). The Purchased Assets include, without limitation, the assets identified on Schedule 1.1 attached hereto and incorporated herein by reference.

             (b) Seller shall deliver possession of the Purchased Assets to Purchasers upon consummation of the Closing at their then current locations, and shall grant free, unencumbered access to all such locations to Purchasers in order to permit Purchasers (at their sole expense) to remove the Purchased Assets, provided, however, that Purchasers shall be responsible for any storage charges incurred because any of the Purchased Assets have not been removed or excluded from the Purchased Assets pursuant to Article 1.2 hereof by September 29, 2001.

         1.2 Excluded Assets. The Purchased Assets transferred, conveyed, set over, assigned and delivered to Purchaser shall exclude the assets set forth on
Schedule 1.2, all assets and properties of Seller not included within the Purchased Assets and any items otherwise included as Purchased Assets which Purchasers, after inspection or otherwise, whether at or after the Closing, determine to exclude from the Purchased Assets.

         1.3 No Assumption of Liabilities. Purchasers do not hereby assume, become responsible for, or agree to pay or discharge, any debt, liability or obligation of Seller, whether or not matured, liquidated or contingent, nor shall either Purchaser be deemed to have done so by virtue of this Agreement or the consummation of the transactions contemplated hereby.

         1.4 [Intentionally Omitted].


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                                   ARTICLE II
                                 PURCHASE PRICE

         2.1 Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") will be an amount equal to the sum of (a) the amount of the allowed secured claim of Fleet Bank (formerly known as Summit Bank of Pennsylvania [and any of its affiliates]) ("Summit") as of the Filing Date that is secured by valid and perfected security interests in any of the Purchased Assets having priority in right to payment over the most senior security interest of either Purchaser in the Purchased Assets not to exceed $800,000; plus (b) the amount of the aggregate allowed secured claims of warehousemen, carriers and storage facilities that are secured by valid and perfected security interests in any of the Purchased Assets having priority in right to payment over the most senior security interest of either Purchaser in the Purchased Assets and not paid or payable pursuant to prior cash collateral orders of the Court; plus (c) an additional amount such that the sum of the amounts set forth in clauses (a), (b) and (c) hereof equals Eight Million Dollars ($8,000,000.00). The portion of the Purchase Price described in subsections (a) and (b) above shall be paid in cash (the "Cash Portion"), and the balance shall be payable by credit against the Purchasers' Allowed Claims against Seller as hereinbelow provided. In the event the Cash Portion is less than the Deposit (as defined below) plus any cash paid to Debtor as provided in paragraph 2.2, the Debtor shall promptly return the difference to Tidel.

         2.2 Payment of the Purchase Price. At the Closing, the Purchase Price shall be paid to Seller or on Seller's behalf as follows:

             (a) The Escrow Agent shall pay over and deliver the Deposit and Tidel shall, by wire transfer, in immediately available funds, of $200,000 on account of the outstanding balance Cash Portion of the Purchase Price, to be held by Debtor's counsel as escrow agent pursuant to an escrow agreement acceptable to Tidel, and Debtor pending final determination of the amounts set forth in Articles 2.1 (a) and (b);

             (b) by Tidel, by crediting an amount equal to one half of the difference between the total Purchase Price and the amount transferred to Seller at Closing pursuant to Article 2.2(a) against the debt owed by Seller to Tidel, and releasing Tidel's security interest in the Purchased Assets (but not any other property or assets of Seller); and

             (c) by NCR, crediting an amount equal to one half of the difference between the total Purchase Price and the amount transferred to Seller at Closing pursuant to Article 2.2(a) against the debt owed by Seller to NCR, and releasing NCR's security interest in the Purchased Assets (but not any other property or assets of Seller).

             (d) The obligations of NCR hereunder in respect of the payment of the Purchase Price shall be the separate and several obligations of NCR and not joint and several obligations of NCR and Tidel; the obligations of Tidel hereunder in respect of the payment of the Purchase Price shall be the separate and several obligations of Tidel (and the joint and several obligations of Tidel Technologies and Tidel Engineering), and not joint and several obligations of NCR and Tidel.

             (e) The aggregate amount of the allowed secured claims described in Articles 2.1 (a) and (b) hereof shall not be finalized and paid without the consent of Tidel or final, non-appealable Bankruptcy Court Order, provided, that NCR may at its option elect to pay such lien if Tidel does not consent.

             (f) Within 90 days following the Closing, but in any event after the aggregate allowed amount of the secured claims described in Article 2.1(a) and (b) hereof has been determined as provided in Article 2.2(e), Tidel shall pay to Seller any remaining unpaid balance of the Cash Portion of the Purchase Price, or Seller shall refund to Tidel any amount by which the cash payment made at the Closing in accordance with subsection 2.2(a) exceeds the Cash Portion of the Purchase Price.

         2.3 Transaction Costs. To the extent that section 1146(c) of the Bankruptcy Code does not apply to all aspects of the transactions contemplated hereby, Seller shall be responsible for all sales, use, transfer, recording, stamp and similar taxes assessed or payable in connection with the transfer of the Purchased Assets to Purchasers, whether such taxes are assessed initially against Seller or Purchasers.

         2.4 Deposit. Pursuant to an Escrow Agreement dated as of September 7, 2001, attached to this Agreement as Exhibit 2.4 ("Escrow Agreement"), upon entry of the Sale Order and execution and approval of the Escrow Agreement, Tidel shall deposit the sum of $800,000 with the Escrow Agent as a good faith deposit (the "Deposit") in accordance with the Escrow Agreement. The Deposit will be released to Tidel or Seller as provided in this Agreement and as set forth in the Escrow Agreement. If the Deposit is not remitted by Tidel as provided hereunder, NCR shall have no liability for any resultant breach of the Agreement.

         2.5 Allocation. The Purchase Price shall be allocated as determined by Purchasers.

         2.6 Adjustments. The credit bids provided for herein shall be adjusted by subtracting the purchase price value of any Purchased Assets having an aggregate value equal to or greater than the Cash Portion not transferred or conveyed to Purchasers for any reason whatsoever.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         3.1 Representations and Warranties of Seller. Seller represents and warrants to Purchasers as follows:

             3.1.1 Corporate Organization and Standing. Seller is a corporation duly organized and validly existing under the laws of Delaware and has all corporate power and authority to own or lease its properties and to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. Seller has delivered to Purchasers complete and correct copies of the Articles of Incorporation of Seller and by-laws of Seller.



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             3.1.2 No Conflict. The execution, delivery and performance of this
Agreement, and any necessary approval of this Agreement by the Bankruptcy Court, do not and will not (a) conflict with or violate any provision of any Certificate of Incorporation or by-laws (or other charter or governing documents) of Seller; or (b) conflict with or violate any law applicable to Seller or by which any property or asset of Seller is or may be bound or affected, except for any such conflicts or violations that, individually or in the aggregate, could not reasonably be expected to have an adverse effect on the Purchased Assets; or (c) assuming that all required consents (as hereafter defined) have been obtained or deemed by operation of the Sale Order (as hereafter defined) to have been given, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, on any property or asset of Seller under, any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller or any of its assets or properties is or may be bound or affected, except for such breaches, defaults or other occurrences which, individually or in the aggregate, could not reasonably be expected to have an adverse effect on the Purchased Assets.

             3.1.3 Authorization. Seller has full right, power and authority to enter into this Agreement and, subject to approval by the Bankruptcy Court, to perform fully its obligations hereunder. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and upon receipt of any required approval of the Bankruptcy Court is the valid and binding obligation of Seller enforceable against it in accordance with its terms.

             3.1.4 [intentionally omitted]

             3.1.5 No Consent. Except for the approval of the transaction contemplated hereby and related filings by the Bankruptcy Court, no consent, approval, authorization order, filing, registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

             3.1.6 Brokers, Finders. Seller has not retained any broker or finder in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

             3.1.7 The Purchased Assets; Location; Condition. Schedule 1.1 attached hereto and incorporated herein sets forth the Seller's best currently available information concerning the following: a true and correct list of all ATMs in Seller's inventory on the date hereof (individually, an "Existing Machine" and collectively, the "Existing Machines") (identified (or to be identified) by manufacturer, model and serial number), specifying such Existing Machine's current location (for each Existing Machine, such location is referred to as its "Storage Location), identifying all documents relating to the storage or warehousing of the Existing





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Machines, and stating whether such Existing Machine is a new machine not previously sold, leased or deployed by Seller in the conduct of its business. Seller shall use its best efforts to complete, correct, revise and update
Schedule 1.1 promptly after the execution of this Agreement and, when it has done so, the revised Schedule shall replace for all purposes the version of such
Schedule initially attached hereto. Schedule 1.1 attached hereto and incorporated herein sets forth the Seller's information currently available concerning the current inventory of Seller consisting of ATM supplies and spare parts and the other items included in the Purchased Assets (collectively "Parts and Supplies") and their current locations, and shall be revised and replaced if necessary. Except as specifically set forth on Schedule 1.1, none of the ATMs identified thereon have been identified to any contract or agreement providing for the sale, leasing or placement thereof.

             3.1.8 Seller's Title. Seller has and will have at the Closing, good and valid title to all of the Existing Machines and the Parts and Supplies, and enjoys (and will enjoy) peaceful and undisturbed possession thereof.

             3.1.9 Insurance. Until the earlier of the Closing or September 28, 2001, Seller has and will continue to maintain insurance on all of the Purchased Assets in amounts reasonably satisfactory to Purchasers.

             3.1.10. Brokers, Finders. Seller has not retained any broker or finder in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

         3.2 Survival. All of the representations and warranties of Seller hereunder shall survive the Closing for a period of ninety days.


                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF NCR

         4.1 Representations and Warranties of NCR. NCR represents and warrants to Seller as follows:

             4.1.1 Corporate Organization and Standing. NCR is a corporation duly organized, validly existing and in good standing under the laws of Maryland.

             4.1.2 No Conflict. The execution, delivery and performance of this Agreement by NCR do not and will not conflict with or violate any provision of the Certificate of Incorporation or by-laws of NCR.

             4.1.3 Authorization. NCR has full right, power and authority to enter into this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement by NCR, the performance by NCR of its obligations hereunder and the consummation by NCR of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of NCR. This Agreement has been duly executed and






                                      -6-
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delivered by NCR and upon receipt of any required approval of the Bankruptcy
Court is the valid and binding obligation of NCR enforceable against it in accordance with its terms.

             4.1.4 No Litigation. There is no action, suit, proceeding, arbitration or investigation pending or, to the best knowledge of NCR, threatened, against NCR, which if determined adversely to NCR, would enjoin or prohibit the consummation of the transactions contemplated hereby.

             4.1.5 No Consent. Except for the approval of the transaction contemplated hereby and related filings by the Bankruptcy Court, no consent, approval, authorization order, filing, registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by NCR in connection with the execution and delivery of this Agreement by NCR or the consummation by NCR of the transactions contemplated hereby.

             4.1.6 Brokers, Finders. NCR has not retained any broker or finder in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

         4.2 Survival. All of the representations and warranties of NCR hereunder shall survive the Closing for a period of ninety days.


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF TIDEL

         5.1 Representations and Warranties of Tidel. Tidel represents and warrants to Seller as follows:

             5.1.1 Corporate Organization and Standing. Tidel Technologies is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Tidel Engineering is a limited partnership duly organized and validly existing under the laws of Delaware.

             5.1.2 No Conflict. The execution, delivery and performance of this Agreement by Tidel do not and will not conflict with or violate any provision of the Certificate of Incorporation or by-laws of Tidel Technologies nor the limited partnership agreement or certificate of Tidel Engineering.

             5.1.3 Authorization. Each of Tidel Technologies and Tidel Engineering has full right, power and authority to enter into this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement by Tidel the performance by Tidel of its obligations hereunder and the consummation by Tidel of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Tidel Technologies and all requisite partnership action of Tidel Engineering. This Agreement has been duly executed and delivered by Tidel and upon receipt of any required approval of the Bankruptcy Court is the valid and binding obligation of Tidel enforceable against Tidel in accordance with its terms.





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

             5.1.4 No Litigation. There is no action, suit, proceeding, arbitration or investigation pending or, to the best knowledge of Tidel, threatened, against Tidel, which if determined adversely to Tidel, would enjoin or prohibit the consummation of the transactions contemplated hereby.

             5.1.5 No Consent. Except for the approval of the transaction contemplated hereby and related filings by the Bankruptcy Court, no consent, approval, authorization order, filing, registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by Tidel in connection with the execution and delivery of this Agreement by Tidel or the consummation by Tidel of the transactions contemplated hereby.

             5.1.6 Brokers, Finders. Tidel has not retained any broker or finder in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

         5.2 Survival. All of the representations and warranties of Tidel hereunder shall survive the Closing for a period of ninety days.


                                   ARTICLE VI
                                CERTAIN COVENANTS

         6.1 Access and Inspection. Seller shall provide, and shall use its best efforts (including, without limitation, taking action in the Bankruptcy Court) to cause all warehousemen, carriers, bailees and agents in possession of any Existing Machine and/or Parts and Supplies to provide, full and complete access to Purchasers and their representatives at all reasonable times in order to permit such representatives to inspect each Existing Machine and/or Parts and Supplies, to affix a marking to such Existing Machine and/or Parts and Supplies(or its packaging or crating) stating that it has been so inspected and the results of such inspection, and to palletize, package and/or wrap such Existing Machine and/or Parts and Supplies in preparation of the removal of such Existing Machine and/or Parts and Supplies from its Existing Location. Existing Machines and/or Parts and Supplies which are not located in public, full service storage facilities or which are located in any facility where the Purchasers may not readily perform such tests as they determine in their discretion are appropriate to determine their condition may be moved to other locations for such testing at Purchasers' expense. Seller shall not remove, alter or deface any marking so affixed to an Existing Machine and/or Parts and Supplies by Purchasers or their representatives nor de-palletize, unpack or unwrap any Existing Machine and/or Parts and Supplies, whether such Existing Machine and/or Parts and Supplies currently is palletized, packaged and/or wrapped, or is prepared for removal by Purchasers. In addition, Seller shall permit Purchasers and their representatives to inspect, review and make copies of all files, books and records in Seller's possession pertaining or relating to the Existing Machines and/or Parts and Supplies.

         6.2 Sale Order and Required Consents. Seller shall use its best efforts, prior to the Closing, to (i) obtain an order of the Bankruptcy Court approving the transactions contemplated hereby, substantially in the form attached hereto as Exhibit A or in such other form as may be acceptable to Purchasers in their sole discretion (the "Sale Order") and all consents required in connection with the transactions contemplated hereby, and (ii) undertake all actions required pursuant to the Sale Order and all such consents. Purchasers shall provide reasonable cooperation and assistance to Seller in Seller's efforts to obtain the Sale Order and any required consents; provided, however, that Purchasers shall not be required to incur or be liable for any expenses, costs or obligations in connection therewith.

         6.3 Further Assurances. Upon Purchasers' request, Seller promptly will execute and deliver such additional documents and do such other acts and things as Purchasers may determine are necessary or desirable in order to consummate or confirm the consummation of the transactions contemplated hereby or otherwise effectuate and carry out this Agreement or for the better transferring and conveying the Purchased Assets. Without limiting the generality of the foregoing, in the event that, after the Closing, Seller shall discover that it shall continue to possess or have the right to possess any assets intended to be conveyed hereunder (specifically including, without limitation, any computer storage media containing NCR software), then Seller shall promptly so notify the Purchaser entitled to such assets and deliver or destroy such assets in accordance with instructions from such Purchaser.

         6.4 Conduct Pending Closing. From the date hereof until the consummation of the Closing, Seller will:

             6.4.1 maintain all existing policies of property and casualty insurance insuring the Purchased Assets against loss from fire or other casualty customarily covered by such insurance, cause Purchasers to be named as additional insureds and as loss payees under such policies and, within five days after the date of this Agreement, cause certificates of insurance conforming to the requirements of this Section, and stating that such insurance will not be cancelled without at least ten days' prior written notice to Purchasers to be executed on behalf of the insurers under such policies and delivered to Purchasers;

             6.4.2 maintain the Purchased Assets in their current condition and repair, and refrain from making or permitting any use of the Purchased Assets, moving any of the Purchased Assets from their current locations (except as expressly contemplated hereby or consented to in writing by Purchasers), effecting or attempting to effect any sale, lease or other disposition or transfer of any of the Purchased Assets or pledging, mortgaging or otherwise encumbering the Purchased Assets.

         6.5 Risk of Loss. Risk of loss to the Purchased Assets shall remain with Seller until the Closing hereunder at which time such risk of loss shall pass to Purchasers.

         6.6 Division of Purchasers' Rights under this Agreement. Purchasers have determined to divide between them the rights to acquire the Purchased Assets under this Agreement. Prior to Closing, Purchasers will deliver to Seller a description of the division of the Purchased Assets made by them and, notwithstanding any other provision of this Agreement to the contrary, Seller shall separately sell and convey to NCR, by separate bill of sale, those items of the Purchased Assets which such description contemplates are to be conveyed to it and shall separately sell and convey to Tidel, by separate bill of sale, those items of the Purchased Assets which such description contemplates are to be conveyed to it. Except as otherwise expressly provided, all Intangibles included in the Purchased Assets shall be assigned, transferred, sold and delivered to Purchaser acquiring the ATM to which the Intangible relates.

         6.7 [Intentionally Omitted].

                                   ARTICLE VII
                       CONDITIONS TO SELLER'S OBLIGATIONS

         7.1 The obligations of Seller under this Agreement are subject to the fulfillment by Purchasers prior to or at the Closing of each of the following conditions, any one or more of which may be waived by Seller:

             7.1.1 No Injunctive Proceedings. No stay, preliminary or permanent injunction or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement or prohibits Seller's sale of the Purchased Assets shall have been issued and remain in effect.

             7.1.2 Representations and Warranties. All representations and warranties of NCR and all representations and warranties of Tidel contained in this Agreement (disregarding all qualifications and exceptions contained therein related to materiality) shall be true in all respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted pursuant to this Agreement and except for such changes contemplated and permitted by this Agreement.

             7.1.3 Performance by Purchasers. Purchasers shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by Purchasers pursuant to the terms hereof on or prior to the Closing Date, and Purchasers shall have tendered to Seller the documents, instruments and certificates required by Article IX hereof.

             7.1.4 Compliance Certificate. Each Purchaser shall have delivered to Seller its certificate, dated the Closing Date, executed on its behalf by its duly authorized representative, as to the fulfillment of the conditions set forth in Article VII hereof to the extent the condition is to be fulfilled by such Purchaser.

             7.1.5 Consents, etc. All required consents shall have been obtained by Seller or deemed by operation of the Sale Order to have been given and shall be in full force and effect.

             7.1.6 Sale Order. The Sale Order, substantially in the form attached hereto as Exhibit A, shall have been entered by the Bankruptcy Court and shall not be stayed or reversed, ordered to be reconsidered.




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

                                  ARTICLE VIII
                      CONDITIONS TO PURCHASERS' OBLIGATIONS

         8.1 The obligations of Purchasers under this Agreement are subject to and expressly conditioned on the fulfillment by Seller prior to or at the Closing of each of the following conditions, any one or more of which may be waived by Purchasers:

             8.1.1 No Injunctive Proceedings. No stay, preliminary or permanent injunction or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement or prohibits Purchasers' ownership of the Purchased Assets shall have been issued and remain in effect.

             8.1.2 Representations and Warranties. All representations and warranties of Seller contained in this Agreement (disregarding all qualifications and exceptions contained therein related to materiality) shall be true in all respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted pursuant to this Agreement and except for such changes contemplated and permitted by this Agreement.

             8.1.3 Performance by Seller. Seller shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by Seller pursuant to the terms hereof on or prior to the Closing Date, and Seller shall have tendered to Purchaser the documents, instruments and certificates required by Article X hereof.

             8.1.4 Compliance Certificate. Seller shall have delivered to Purchasers its certificate, dated the Closing Date, executed on its behalf by its duly authorized representative, as to the fulfillment of the conditions set forth in Article VII hereof.

             8.1.5 No Casualty Or Other Act of Omission Affecting Purchased Assets. No event shall have occurred resulting in material damage to or destruction or loss of any of the Purchased Assets.

             8.1.6 Consents, etc. All required consents shall have been obtained by Seller or deemed by operation of the Sale Order to have been given and shall be in full force and effect and Purchasers shall have been furnished with evidence reasonably satisfactory to them that each such required consent has been either (i) expressly granted, or (ii) deemed, by operation of the Sale Order, to have been given.

             8.1.7 Sale Order. The Sale Order, substantially in the form attached hereto as Exhibit A, shall have become a Final Order. For purposes of this Agreement, a Final Order is an order or judgment of the Bankruptcy Court or any other court of competent jurisdiction which has been entered on the docket of such court and has not been reversed, stayed, modified or amended and which is not the subject of an appeal and which can no longer be appealed from or otherwise reviewed or considered.

                                   ARTICLE IX
                                   THE CLOSING

         9.1 Closing Date and Place. The consummation of the sale and purchase of the Business contemplated by this Agreement (the "Closing") will take place at the offices of counsel to NCR at Hangley Aronchick Segal & Pudlin, One Logan Square, Philadelphia, PA at 10:00 a.m. eastern time on September 18, 2001, or at such other earlier date and time as either (a) may be designated jointly by Purchasers by giving forty-eight hours prior notice (written or telephonic) to Seller, or (b) may be mutually agreeable to the parties hereto (the "Closing Date"). The parties hereto agree that the Closing may be effected by facsimile.

         9.2 Seller's Obligations. On the Closing Date, Seller shall deliver to Purchasers physical possession of the Purchased Assets in place (where such Purchased Assets are then located) and shall execute and/or deliver to Purchasers all of the following in form and substance reasonably satisfactory to Purchasers and their counsel:

             9.2.1 Resolutions. Copies of resolutions of Seller certified by the Secretary or an Assistant Secretary of Seller authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

             9.2.2 Bill(s) of Sale. One or more warranty bills of sale (to the appropriate Purchaser following the cross assignments contemplated by Article
6.6 of this Agreement) prepared by Purchasers, duly executed by Seller, in form and substance reasonably satisfactory to the respective counsel for Purchasers, sufficient to convey, transfer and assign to the appropriate Purchaser (following the cross assignments contemplated by Article 6.6 hereof) all right, title and interest of Seller in and to the Purchased Assets free and clear of all liens, security interests, encumbrances, charges and restrictions in accordance with this Agreement.

             9.2.3 Warehouse Receipts and Other Documents. With respect to all items included in the Purchased Assets that, at the time of Closing, are stored in public warehouses or in the possession of common carriers, or are subject to or covered by warehouse receipts, bills of lading or other documents of title, such assignments, instruments of conveyance and documents of title as the respective counsel for Purchasers may determine to be appropriate, executed, acknowledged, and/or confirmed by Seller and such other persons as the respective counsel for Purchasers may determine to be appropriate, in each case, to convey good title to all of the Purchased Assets to Purchasers.

             9.2.3 Compliance Certificate. The certificate required by Article
8.1.4 hereof.

             9.2.4 Court Docket. A certified copy of the Bankruptcy Court's docket sheet for the Bankruptcy Case dated as of the Closing Date.

                                    ARTICLE X
                                   TERMINATION

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing

             10.1.1 by the mutual agreement of Seller and Purchasers provided, such termination is set forth in writing executed by all parties;

             10.1.2 at the joint election of Purchasers, if any of the conditions specified in Article VIII hereof shall not have been met by the Closing Date and shall not have been waived in writing by Purchasers, provided, however, that Purchasers shall not terminate this Agreement due to the nonperformance by Seller of its obligations hereunder without first notifying Seller of such nonperformance and providing Seller with a ten day period following notice to cure;

             10.1.3 at the election of Seller, if any of the conditions set forth in Article VII hereof shall not have been met by the Closing Date and shall not have been waived in writing by Seller, provided, however, that Seller shall not terminate this Agreement due to the nonperformance by Purchasers of their obligations hereunder without first notifying Purchasers of such nonperformance and providing Purchasers with a ten day period following notice to cure;

             10.1.4 at the election of Seller or Purchasers (as to the latter, either jointly or individually), if there is any final, non-appealable injunction, stay, order, or decree of any nature of any governmental body of competent jurisdiction that is in effect that prohibits or materially restrains the consummation of the transactions contemplated hereby;

             10.1.5 at any time after twenty (20) days of the signing of this Agreement at the joint election of Purchasers, if by such date the Sale Order has not been entered;

             10.1.6 at the election of either Purchaser, if the Closing does not occur on or before September 18, 2001;

             10.1.7 at the election of Tidel, if the Cash Portion of the Purchase Price exceeds One million two hundred fifty thousand dollars ($1,250,000.00);

             10.1.8 should either Purchaser become the subject of a proceeding under Title 11, United States Code (the Bankruptcy Code) prior to the consummation of the Closing hereunder, at the election of the other Purchaser and, in such event, neither Purchaser shall have any liability to Seller; or

             10.1.9 at the election of Tidel, if the allowed claim of Summit exceeds $800,000.

         10.2 Effect of Termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except that such termination shall not eliminate or limit the liability of any party arising from a breach by such party occurring prior to the termination of this Agreement and the Deposit shall be returned to Tidel.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Assignment. This Agreement may not be assigned by any party without the prior written consent of all other parties, and any assignment made or purportedly made in violation of this Section shall be null and void ab initio. Notwithstanding the preceding sentence, either Purchaser may assign all or any part of this Agreement and its rights hereunder to the other Purchaser or to any entity controlling, controlled by, or under common control with either Purchaser without the consent of Seller, provided, however, that no such assignment shall operate to release, relieve or discharge the assigning Purchaser from its obligations hereunder.

         11.2 Notices. All notices, requests, demands and other communications given hereunder (collectively, "Notices") shall be in writing and personally delivered, sent by telecopier or telex or mailed by registered or certified mail, postage prepaid, or by nationally recognized overnight carrier as follows:

              11.2.1 If to Seller, to Seller at    4851 Rhawn Street
                                                   Philadelphia, PA  19136

                     With copy to                  Aris Karalis, Esquire
                                                   Ciardi, Maschmeyer &
                                                     Karalis, P.C.
                                                   1900 Spruce Street
                                                   Philadelphia, PA 19103
                                                   Fax: (215) 985-4175

              11.2.2 If to NCR, to NCR at          NCR Corporation
                                                   1700 S. Patterson Blvd. WHQ-3
                                                   Dayton, OH 45479
                                                   Fax: (937-445-1410
                                                   Attention: Robert G. Evans,
                                                     Esquire,

                     With copy to                  Hangley Aronchick Segal &
                                                     Pudlin
                                                   One Logan Square - 27th Floor
                                                   Philadelphia, PA 19103
                                                   Fax: (215) 568-0300
                                                   Attention: Joseph Dworetzky,
                                                     Esquire

              11.2.3 If to Tidel, to Tidel at      Tidel Technologies, Inc.
                                                   5847 San Felipe
                                                   Suite 900
                                                   Houston, Texas 77057
                                                   Fax: 713-783-6003
                     and              Tidel Engineering, L.P.
                                      2310 McDaniel Drive
                                      Carrollton, Texas   75006
                                      Fax: 972-484-1014

                     With copy to     Olshan Grundman Frome
                                      Rosenzweig & Wolosky LLP
                                      505 Park Avenue
                                      New York, New York 10022
                                      Attention Robert Grossman, Esquire
                                                Andrew I. Silfen, Esquire

All Notices shall be deemed delivered when actually received if personally delivered, sent by telecopier or telex or three days after having been placed in the mail, or one day after having been sent by nationally recognized overnight carrier, addressed in accordance with Sections 11.2.1, 11.2.2 or 11.2.3 hereof, as the case may be, provided that any Notice sent by telecopier or telex must immediately be placed in the mail. Each of the parties shall hereafter notify the other in accordance with this Section of any change of address to which Notice is required to be mailed.

         11.3 Counterparts. This Agreement, and any subsequent amendments thereto, may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         11.5 Headings. The headings contained in this Agreement and in the schedules hereto are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         11.6 Amendment of Agreement. This Agreement may be amended only by written agreement of the parties hereto, duly executed by an authorized representative of each of the parties hereto.

         11.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made in that state without giving effect to the conflict of laws principles thereof.

         11.8 No Third Party Rights. This Agreement is not intended and shall not be construed to create any rights in any parties other than Seller and Purchasers and no person shall have any rights as a third party beneficiary hereunder.

         11.9 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect.

         11.10 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

         11.11 Incorporation of Schedules. The schedules hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its schedules as an entirety). In the event of any conflict between the provisions of this Agreement and any such schedule the provisions of this Agreement shall control.

         11.12 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. All disputes arising out of or related to this Agreement, including, without limitation, any dispute relating to the interpretation, meaning or effect of any provision hereof, will be resolved by the Bankruptcy Court and the parties hereto each submit to the exclusive jurisdiction of the Bankruptcy Court for the purpose of adjudicating any such dispute; provided, however, that the parties agree that if the Bankruptcy Court does not accept jurisdiction over any such dispute, such dispute shall then be brought exclusively in the courts of the Commonwealth of Pennsylvania located in the city of Philadelphia or of the United States of America for the Eastern District of Pennsylvania and each party hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.

         SELLER AND PURCHASERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties, through their duly authorized officers, have executed and delivered this Agreement the day and year first above written.

NCR CORPORATION                       TIDEL TECHNOLOGIES, INC.

By:                                   By:
   -----------------------------         ---------------------------------------
   Name:                                 Name:
        ------------------------              ----------------------------------
   Title:                                Title:
         -----------------------               ---------------------------------

TIDEL ENGINEERING, L.P.                    JRA222, INC.

By:                                   By:
   -----------------------------         ---------------------------------------
   General Partner                    Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
By:
   -----------------------------
   Name:
        ------------------------
   Title:
         -----------------------